Xcel Brands, Inc. Announces Second Quarter and First Half 2019 Results • Six Month Net Revenues of $19.4 Million, up 13% from the Prior Year Period • Six Month GAAP Net Income of $2.0 million, Diluted EPS of $0.11 • Six Month Non-GAAP Diluted EPS of $0.13, Adjusted EBITDA $3.7 million NEW YORK, Aug. 07, 2019 (GLOBE NEWSWIRE) -- Xcel Brands, Inc. (NASDAQ: XELB) (“Xcel” or the “Company”), a media and consumer products company, today announced its financial results for the second quarter ended June 30, 2019. Robert W. D'Loren, Chairman and Chief Executive Officer of Xcel commented, “We are pleased with our second-quarter top-line revenue growth, the improvements we are making in our products and the benefits we are experiencing from our integrated technology platform. Our first half results are as expected, and we believe we will continue to experience revenue growth and improved operating results for the second half of 2019 despite recent challenges raised by the current tariff situation. In addition, our strong balance sheet provides Xcel with significant flexibility to navigate complex industry dynamics, while pursuing opportunities to expand our scale.” Second Quarter 2019 Financial Results Net revenue increased to $9.1 million, a net increase of approximately $0.6 million, or 8% over the prior year quarter, primarily driven by sales from the apparel and jewelry wholesale and e-commerce operations. Gross profit decreased $0.9 million to $7.4 million from $8.3 million in the prior year quarter, primarily attributable to lower net licensing revenue. GAAP net income was approximately $1.9 million, or $0.10, per diluted share, compared with a GAAP net loss of $(0.1) million, or $(0.01) per share, for the prior year quarter. After adjusting for certain cash and non-cash items, non-GAAP net income for the current quarter and prior year quarter was approximately $1.0 million or $0.05 per diluted share, and approximately $1.7 million or $0.09 per diluted share, respectively. Adjusted EBITDA was approximately $1.6 million, compared with approximately $2.2 million in the prior year quarter. See reconciliation tables below for non-GAAP metrics. These non-GAAP metrics may be inconsistent with similar measures presented by other companies and should only be used in conjunction with our results reported according to U.S. generally accepted accounting principles ("GAAP"). Any financial measure other than those prepared in accordance with GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company's balance sheet at June 30, 2019 remained strong, with stockholders' equity of approximately $103 million, cash and cash equivalents of approximately $6.3 million, and working capital, exclusive of current portion of operating lease liability, of approximately $9 million. In addition, during the current quarter, the Company recognized a $2.9 million gain on the reduction of contingent obligations related to the C Wonder asset acquisition and reduced contingent obligations on the balance sheet accordingly. First Six Months of Fiscal 2019 Financial Results Net revenue increased to $19.4 million, a net increase of approximately $2.1 million, or 13% over the prior year six month period, primarily driven by sales from the apparel and jewelry wholesale and e-commerce operations. Gross profit decreased $1.0 million to $15.8 million from $16.8 million in the prior year six months, primarily attributable to lower net licensing revenue. GAAP net income was approximately $2.0 million for the six months ended June 30, 2019, or $0.11 per diluted share, an increase of $1.6 million, or $0.09 per diluted share from the prior year six months, representing an increase of more than 400% in GAAP net income and EPS from the prior year period. After adjusting for certain cash and non-cash items, non-GAAP net income for the six months ended June 30, 2019 was approximately $2.5 million, or $0.13 per diluted share, compared with $3.4 million, or $0.18 per diluted share in the prior year six months. Adjusted EBITDA for the six months ended June 30, 2019 was approximately $3.7 million, a decrease of $0.7 million from the prior year period. See reconciliation tables below for non-GAAP metrics. These non-GAAP metrics may be inconsistent with similar measures presented by other companies and should only be used in conjunction with our results reported according to U.S. generally accepted accounting principles ("GAAP"). Any financial measure other than those prepared in accordance with GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Conference Call and Webcast The following conference call information has been updated since the August 2, 2019 release announcing Xcel’s reporting date. The Company will host a conference call with members of the executive management team to discuss these results with additional comments and details at 9:00 a.m. Eastern Time on Thursday, August 8, 2019. A webcast of the conference call will be available live on the Investor Relations section of Xcel's website at www.xcelbrands.com. Interested parties unable to access the conference call via the webcast may dial 1-877-300-8521. A replay of the conference call will be available on the Company website for 30 days following the event and can be accessed at 844-512-2921 using replay pin number 10134176.

About Xcel Brands

Xcel Brands, Inc. (NASDAQ:XELB) is a media and consumer products company engaged in the design, production, marketing, wholesale, and direct-to-consumer sales of branded apparel, footwear, accessories, jewelry, home goods and other consumer products, and the acquisition of dynamic consumer lifestyle brands. Xcel was founded by Robert W. D'Loren in 2011 with a vision to reimagine shopping, entertainment, and social as one. The Company owns and manages the Isaac Mizrahi brands (the "Isaac Mizrahi Brand"), the Judith Ripka brands (the "Ripka Brand"), the Halston brands ("Halston Brand"), the C Wonder brands (the "C Wonder Brand"), and the Highline Collective brand, pioneering a ubiquitous sales strategy which includes the promotion and sales of products under its brands through interactive television, internet, brick-and-mortar retail, and e-commerce channels. Headquartered in New York City, Xcel is led by an executive team with significant production, merchandising, design, marketing, retailing, and licensing experience, and a proven track record of success in elevating branded consumer product companies. With an experienced team of professionals focused on design, production, and digital marketing, Xcel maintains control of product quality and promotion across all of its product categories and distribution channels. www.xcelbrands.com

Forward Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including "anticipates," "believes," "can," "continue," "ongoing," "could," "estimates," "expects," "intends," "may," "appears," "suggests," "future," "likely," "goal," "plans," "potential," "projects," "predicts," "seeks," "should," "would," "guidance," "confident" or "will" or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding our anticipated revenue, expenses, profitability, strategic plans and capital needs. These statements are based on information available to us on the date hereof and our current expectations, estimates and projections and are not guarantees of future performance. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including, without limitation, the risks discussed in the "Risk Factors" section and elsewhere in the Company's Annual Report on form 10-K for the year ended December 31, 2018 and its other filings with the SEC, which may cause our or our industry's actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

For further information please contact:

Andrew Berger
SM Berger & Company, Inc.
216-464-6400
andrew@smberger.com

Xcel Brands, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2019	December 31, 2018
	(Unaudited)	(Note 1)
Assets		
Current Assets:		
Cash and cash equivalents	$ 6,271	$ 8,837
Accounts receivable, net	8,866	11,010
Inventory	875	1,988
Prepaid expenses and other current assets	1,374	2,040
Total current assets	17,386	23,875
Property and equipment, net	3,414	3,202
Operating lease right-of-use assets	9,913	—
Trademarks and other intangibles, net	118,176	108,989
Restricted cash	1,109	1,482
Other assets	769	511
Total non-current assets	133,381	114,184
Total Assets	$ 150,767	$ 138,059
Liabilities and Stockholders' Equity		
Current Liabilities:		
Accounts payable, accrued expenses and other current liabilities	$ 2,651	$ 4,868
Accrued payroll	872	2,011
Deferred revenue	284	272
Current portion of accrued rent liability	—	690
Current portion of operating lease obligation	1,711	—
Current portion of long-term debt	4,500	5,325

Current portion of long-term debt, contingent obligations — 2,950 Total current liabilities 10,018 16,116 Long-Term Liabilities: Long-term portion of accrued rent liability — 2,202 Long-term portion of operating lease obligation 10,662 — Long-term debt, less current portion 17,180 11,300 Deferred tax liabilities, net 9,282 8,139 Other long-term liabilities 224 420 Total long-term liabilities 37,348 22,061 Total Liabilities 47,366 38,177 Commitments and Contingencies Stockholders' Equity: Preferred stock, $.001 par value, 1,000,000 shares authorized, none issued and outstanding — — Common stock, $.001 par value, 50,000,000 shares authorized at June 30, 2019 and December 31, 2018, respectively, and 18,976,394 and 18,138,616 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively 19 18 Paid-in capital 101,636 100,097 Retained earnings (Accumulated deficit) 1,746 (233) Total Stockholders' Equity 103,401 99,882 Total Liabilities and Stockholders' Equity $ 150,767 $ 138,059 Xcel Brands, Inc. and Subsidiaries Unaudited Condensed Consolidated Statements of Operations (in thousands, except share data) For the Three Months Ended For the Six Months Ended June 30, June 30, 2019 2018 2019 2018 Revenues Net licensing revenue $ 6,803 $ 8,141 $ 14,666 $ 16,622 Net sales 2,335 346 4,773 631 Net revenue 9,138 8,487 19,439 17,253 Cost of goods sold (sales) 1,767 229 3,599 409 Gross profit 7,371 8,258 15,840 16,844 Operating costs and expenses Salaries, benefits and employment taxes 3,848 4,121 7,993 8,546 Other design and marketing costs 797 817 1,555 1,555 Other selling, general and administrative expenses 1,173 1,117 2,763 2,410 Stock-based compensation 135 461 482 968 Depreciation and amortization 1,000 456 1,948 867 Total operating costs and expenses 6,953 6,972 14,741 14,346 Other income Gain on reduction of contingent obligation 2,850 2,850 0 Total other income 2,850 2,850 0 Operating income 3,268 1,286 3,949 2,498 Interest and finance expense Interest expense - term debt 326 234 590 482 Other interest and finance charges 22 32 48 70 Loss on extinguishment of debt 0 189 0 Total interest and finance expense 348 266 827 552 Income before income taxes 2,920 1,020 3,122 1,946 Income tax provision 1,068 1,133 1,143 1,559 Net income (loss) $ 1,852 $ (113) $ 1,979 $ 387 Basic net income (loss) per share: $ 0.10 $ (0.01) $ 0.11 $ 0.02

Diluted net income (loss) per share: $ 0.10 $ (0.01) $ 0.11 $ 0.02 Basic weighted average common shares outstanding 18,976,394 18,314,775 18,770,378 18,324,130 Diluted weighted average common shares outstanding 18,977,051 18,314,775 18,771,053 18,700,911 Xcel Brands, Inc. and Subsidiaries Unaudited Condensed Consolidated Statements of Cash Flows (in thousands) For the Six Months Ended June 30, 2019 2018 Cash flows from operating activities Net income $ 1,979 $ 387 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization expense 1,948 867 Amortization of deferred finance costs 79 87 Stock-based compensation 482 968 Amortization of note discount 16 20 Allowance for doubtful accounts (144) — Loss on extinguishment of debt 189 — Deferred income tax provision 1,143 1,559 Gain on reduction of contingent obligation (2,850) — Changes in operating assets and liabilities: Accounts receivable 2,289 (1,544) Inventory 1,113 (789) Prepaid expenses and other assets (293) (48) Accounts payable, accrued expenses and other current liabilities (3,544) 529 Deferred revenue 12 6 Cash paid in excess of rent expense (244) — Other liabilities (196) (80) Net cash provided by operating activities 1,979 1,962 Cash flows from investing activities Cash consideration for acquisition of Halston Heritage assets (8,830) — Purchase of property and equipment (557) (1,077) Net cash used in investing activities (9,387) (1,077) Cash flows from financing activities Shares repurchased including vested restricted stock in exchange for withholding taxes — (702) Payment of deferred finance costs (289) — Proceeds from long-term debt 7,500 — Payment of long-term debt (2,742) (2,725) Net cash provided by (used in) financing activities 4,469 (3,427) Net decrease in cash, cash equivalents, and restricted cash (2,939) (2,542) Cash, cash equivalents, and restricted cash at beginning of period 10,319 11,694 Cash, cash equivalents, and restricted cash at end of period $ 7,380 $ 9,152 Reconciliation to amounts on consolidated balance sheets: Cash and cash equivalents $ 6,271 $ 7,643 Restricted cash 1,109 1,509 Total cash, cash equivalents, and restricted cash $ 7,380 $ 9,152 Supplemental disclosure of non-cash activities: Operating lease right-of-use asset $ 10,414 $ — Operating lease obligation $ 13,215 $ — Accrued rent offset to operating lease right-of-use assets $ 2,801 $ — Settlement of seller note through offset to receivable $ 600 $ —

Settlement of contingent obligation through offset to note receivable $ 100 $ 100 Issuance of common stock in connection with Halston Heritage assets acquisition $ 1,058 $ — Contingent obligation related to acquisition of Halston Heritage assets at fair value $ 900 $ — Supplemental disclosure of cash flow information: Cash paid during the period for income taxes $ 5 $ 182 Cash paid during the period for interest $ 784 $ 512 The following table is a reconciliation of net income (loss) (our most directly comparable financial measure presented in accordance with GAAP) to non-GAAP net income: Three Months Ended June 30, ($ in thousands) 2019 2018 Net income (loss) $ 1,852 $ (113) Amortization of trademarks 786 257 Non-cash interest and finance expense — 10 Stock-based compensation 135 461 Loss on extinguishment of debt — — Gain on reduction of contingent obligation (2,850) — Deferred income tax provision 1,068 1,133 Non-GAAP net income $ 991 $ 1,748 The following table is a reconciliation of diluted earnings (loss) per share (our most directly comparable financial measure presented in accordance with GAAP) to non-GAAP diluted EPS: Three Months Ended June 30, 2019 2018 Diluted earnings (loss) per share $ 0.10 $ (0.01) Amortization of trademarks 0.04 0.01 Non-cash interest and finance expense — — Stock-based compensation 0.01 0.03 Loss on extinguishment of debt — — Gain on reduction of contingent obligation (0.15) — Deferred income tax provision 0.05 0.06 Non-GAAP diluted EPS $ 0.05 $ 0.09 Non-GAAP weighted average diluted shares 18,977,051 18,680,926 The following table is a reconciliation of net income (loss) (our most directly comparable financial measure presented in accordance with GAAP) to Adjusted EBITDA: Three Months Ended June 30, ($ in thousands) 2019 2018 Net income (loss) $ 1,852 $ (113) Depreciation and amortization 1,000 456 Interest and finance expense 348 266 Income tax provision 1,068 1,133 State and local franchise taxes 83 14 Stock-based compensation 135 461 Loss on extinguishment of debt — — Gain on reduction of contingent obligation (2,850) — Adjusted EBITDA $ 1,636 $ 2,217 The following table is a reconciliation of net income (our most directly comparable financial measure presented in accordance with GAAP) to non-GAAP net income: Six Months Ended June 30, ($ in thousands) 2019 2018 Net income $ 1,979 $ 387 Amortization of trademarks 1,523 515 Non-cash interest and finance expense 16 20 Stock-based compensation 482 968 Loss on extinguishment of debt 189 — Gain on reduction of contingent obligation (2,850) —

Deferred income tax provision 1,143 1,559 Non-GAAP net income $ 2,482 $ 3,449 The following table is a reconciliation of diluted earnings per share (our most directly comparable financial measure presented in accordance with GAAP) to non-GAAP diluted EPS: Six Months Ended June 30, 2019 2018 Diluted earnings per share $ 0.11 $ 0.02 Amortization of trademarks 0.08 0.03 Non-cash interest and finance expense — — Stock-based compensation 0.02 0.05 Loss on extinguishment of debt 0.01 — Gain on reduction of contingent obligation (0.15) — Deferred income tax provision 0.06 0.08 Non-GAAP diluted EPS $ 0.13 $ 0.18 Non-GAAP weighted average diluted shares 18,771,053 18,700,911 The following table is a reconciliation of net income (our most directly comparable financial measure presented in accordance with GAAP) to Adjusted EBITDA: Six Months Ended June 30, ($ in thousands) 2019 2018 Net income $ 1,979 $ 387 Depreciation and amortization 1,948 867 Interest and finance expense 638 552 Income tax provision 1,143 1,559 State and local franchise taxes 121 47 Stock-based compensation 482 968 Loss on extinguishment of debt 189 — Gain on reduction of contingent obligation (2,850) — Adjusted EBITDA $ 3,650 $ 4,380 Non-GAAP net income and non-GAAP diluted EPS are non-GAAP unaudited terms. We define non-GAAP net income, exclusive of amortization of trademarks, stock-based compensation, non-cash interest and finance expense from discounted debt related to acquired assets, loss on extinguishment of debt, gain on the reduction of contingent obligations and deferred tax provision. Non-GAAP net income and non-GAAP diluted EPS measures do not include the tax effect of the aforementioned adjusting items, due to the nature of these items and the Company’s tax strategy. Adjusted EBITDA is a non-GAAP unaudited measure, which we define as net income before stock-based compensation, interest and finance expense, loss on extinguishment of debt, gain on the reduction of contingent obligations, income taxes, other state and local franchise taxes, and depreciation and amortization. Management uses non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to our results of operations. Management believes non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are also useful because they provide supplemental information to assist investors in evaluating our financial results. Non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA should not be considered in isolation or as alternatives to net income, earnings per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Given that non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are financial measures not deemed to be in accordance with GAAP and are susceptible to varying calculations, our non- GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including companies in our industry, because other companies may calculate non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA in a different manner than we calculate these measures. In evaluating non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA, you should be aware that in the future we may or may not incur expenses similar to some of the adjustments in this document. Our presentation of non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA does not imply that our future results will be unaffected by these expenses or any unusual or non-recurring items. When evaluating our performance, you should consider non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA alongside other financial performance measures, including our net income and other GAAP results, and not rely on any single financial measure.